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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

   RUBIO'S CHIEF FINANCIAL OFFICER TO RESIGN FOR POSITION WITH ORANGE COUNTY
                          CALIFORNIA RESTAURANT CHAIN
         -- COMPANY RETAINS SPENCER STUART TO CONDUCT NEW CFO SEARCH --

Carlsbad, CA - November 21, 2002 - Rubio's Restaurants, Inc., (NASDAQ: RUBO) announced today that its chief financial officer ("CFO"), Ira Fils, has accepted the position of vice president of finance with Mimi's Cafe, a privately held, Orange County California-based restaurant chain, and will resign as CFO of Rubio's effective mid-December 2002.

Rubio's corporate controller, Gary Allen, will serve as interim CFO and report directly to the Company's president and chief operating officer, Sheri Miksa. In addition, Rubio's has retained the international executive recruitment firm Spencer Stuart to conduct a search for a new CFO.

"Driven by both professional and personal considerations, I have decided to pursue an attractive career opportunity located more conveniently to my home and family," stated Ira Fils. "Rubio's is a high-quality, professionally managed organization for which I have only the highest praise and respect, which makes this decision especially difficult. Rubio's is doing well financially, having just reported its fourth consecutive quarter of positive comparable sales along with three consecutive quarters of improved earnings, and I believe the Company has a promising future. However, with a young, growing family in Orange County, I have chosen to take a position that is closer to my home."

"We wish Ira the best with his new endeavor," stated Ralph Rubio, chairman and chief executive officer, "and express our gratitude for his service to Rubio's, first as vice president of finance and more recently as chief financial officer. Fortunately, Ira's departure comes at a time when the finance and accounting functions of our company are especially strong and well-resourced, and at a time when Rubio's is financially sound and performing well. Gary Allen brings solid accounting and finance experience to the role of interim CFO, and we are confident that he, along with our operating team led by Sheri Miksa, will provide strong financial stewardship as we conduct our search for and hire a new CFO."

Mr. Rubio added that Spencer Stuart has commenced a search for Mr. Fils' replacement, with the goal of bringing to Rubio's a seasoned executive with public company experience in the restaurant or retail industries. "This is an especially exciting time for Rubio's, and an opportune time for us to add to the management team an individual who shares our value system and passion for leading the financial function of a company with considerable growth opportunity. Spencer Stuart was instrumental in our addition of Sheri Miksa to the newly created position of president and chief operating officer, a strategic hire that also signals our commitment to growth and a strong future."


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ABOUT RUBIO'S RESTAURANTS

Rubio's Fresh Mexican Grill(R) (NASDAQ: RUBO) is a leader in the high-quality, fast-casual Mexican segment of the restaurant industry, serving chargrilled steak and chicken burritos, tacos and quesadillas. Rubio's also features seafood, including lobster, shrimp, Mahi-Mahi, and the world famous fish taco. Rubio's currently operates 134 company-owned restaurants in California, Arizona, Utah and Colorado, and seven franchised restaurants in Nevada, California, and Portland, Oregon. For more information about the Company, visit Rubio's at www.rubios.com.

Some of the information in this press release may contain forward-looking statements regarding future events or the future financial performance by the Company. Actual results may differ substantially as a result of various factors including, but not limited to, factors impacting our expectations regarding earnings per share, comparable sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse affects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset writedowns, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, food commodity prices, competition, and governmental actions regarding minimum wage. These and other factors can be found in our filings with the SEC including without limitation in the "Risk Factors" section of our most recent Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

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Contact:  Sheri Miksa
          President and Chief Operating Officer
          Rubio's Restaurants, Inc.
          760-929-8226